UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  April 22, 2003
                                                   --------------

                           RenaissanceRe Holdings Ltd.
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             (Exact name of registrant as specified in its charter)

         Bermuda                 34-0-26512              98-014-1974
         -------                 ----------              -----------
     (State or other      (Commission File Number)      (IRS Employer
     jurisdiction of                                 Identification No.)
     incorporation)


          Renaissance House
    8-12 East Broadway, Pembroke
                  Bermuda                                    HM 19
   ----------------------------------------                ----------
   (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code:    (441) 295-4513
                                                       --------------

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 9. Regulation FD Disclosure

     The following information, including the text of the press release attached as an Exhibit to this Form 8-K, are being furnished pursuant to Item 12, "Results of Operations and Financial Condition," and Item 9 pursuant to the interim guidance issued by the Securities and Exchange Commission in Release Nos. 33-8216 and 34-47583. This Form 8-K and the attached exhibit are furnished to, but not filed with, the Securities and Exchange Commission.

     On April 22, 2003, RenaissanceRe Holdings Ltd. (the "Company") issued a press release (the "Press Release") announcing the Company's preliminary results for its first quarter ended March 31, 2003. A copy of the Press Release is attached as Exhibit 99.1 to this Form 8-K.

Non-GAAP Financial Measures

     In addition to the GAAP financial measures set forth in the Press Release, the Company has included certain non-GAAP financial measures in the Press Release within the meaning of Regulation G. The Company has consistently provided these financial measurements in previous earnings releases and the Company's management believes that these measurements are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters.

     The Company has included in the Press Release "net operating income available to common shareholders" of $126.9 million in the first quarter of 2003 (as compared with $86.6 million in the first quarter of 2002) and "operating earnings per common share" of $1.80 during this quarter (as compared with $1.24 per common share in the first quarter of 2002), each of which is a non-GAAP financial measure. The Company uses "operating income" as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance. "Operating income" differs from "net income", which the Company believes is the most directly comparable GAAP measure, only by the exclusion of realized gains and losses on investments and the cumulative effect of a change in the Company's accounting for goodwill of $9.2 million in the first quarter of 2002. In the Press Release, the Company provides that "net income available to common shareholders" was $151.3 million in the first quarter of 2003 (as compared with $78.1 million in the first quarter of 2002) and that "net income per common share" was $2.14 in the first quarter of 2003 (as compared with $1.12 per common share for the first quarter of 2002). In addition to the reasons for this presentation set forth above, the Company's management also believes that presentation of "operating income" is useful to investors because by excluding realized gains and losses on investments, it more accurately measures and predicts the Company's results of operations by removing the variability arising from the management of the registrant's investment portfolio and from non-recurring matters such as changes in accounting principles.


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


     The Company has also included in the Press Release "pro forma other income" of $36.1 million in the first quarter of 2003 (as compared with $22.3 million during the first quarter of 2002), which is a non-GAAP financial measure. The principal differences between "pro forma other income" and "other income", which the Company believes is the most directly comparable GAAP measure, are that the results of DaVinci Reinsurance Ltd., a joint venture the financial results of which are consolidated in the Company's financial statements, are reflected in "pro forma other income" as if reported under the equity accounting method, and that the pro forma presentation also includes fees earned on certain quota share cessions of catastrophe business by the Company which are reflected on its income statement as a reduction of acquisition and operational expenses. In the Press Release, the Company provides that "other income" was $5.5 million in the first quarter of 2003 (as compared with $8.1 million during the first quarter of 2002).

Item 7. Financial Statements and Exhibits

(a)   Not applicable.

(b)   Not applicable.

(c)   Exhibits.

      The following exhibits are filed as part of this report:

      Exhibit #    Description
      ---------    -----------
        99.1*      Copy of Company's press release, issued April 22,
                   2003.


* Exhibit 99.1 is being furnished to the Securities and Exchange Commission ("SEC") pursuant to Item 12 and is not being filed with the SEC. Therefore, this exhibit is not incorporated by reference in any of the registrant's other SEC filings.


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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    RENAISSANCERE HOLDINGS LTD.

Date: April 28, 2003                By:  /s/ John M. Lummis
      --------------                     ------------------------------------
                                         Name:   John M. Lummis
                                         Title:  Executive Vice President and
                                                 Chief Financial Officer

                                INDEX TO EXHIBITS

Exhibit No.       Description
-----------       -----------

 99.1*            Copy of Company's press release, issued April 22, 2003.



* Exhibit 99.1 is being furnished to the Securities and Exchange Commission ("SEC") pursuant to Item 12 and is not being filed with the SEC. Therefore, this exhibit is not incorporated by reference in any of the registrant's other SEC filings.


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